SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                November 18, 2004
                Date of Report (Date of earliest event reported)

                        Endurance Specialty Holdings Ltd.
             (Exact name of registrant as specified in its charter)

            Bermuda                       1-31599                 98-032908
(State or Other Jurisdiction of   (Commission File Number)    (I.R.S. Employer
        Incorporation)                                       Identification No.)

          Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (Address of principal executive offices, including zip code)

                                 (441) 278-0440
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officer; Election of Directors;
Appointment of Principal Officers.

(b) On November 18, 2004, Jonathan J. Coslet resigned as a director of Endurance Specialty Holdings Ltd. (the "Company").

(d) Pursuant to the Amended and Restated Shareholders Agreement, dated as of January 30, 2003, by and among the Company, Endurance Specialty Insurance Ltd. and each of the Shareholders and Warrant Holders listed on Schedule A thereto, on November 18, 2004, certain members of the Texas Pacific Group designated Richard P. Schifter to replace Mr. Coslet on the Company's Board of Directors.

      On November 18, 2004, the Company's Board of Directors accepted Mr. Coslet's resignation and voted unanimously to appoint Mr. Schifter as a Class I Director to serve until the 2006 Annual General Meeting of the Company's shareholders or until his earlier resignation or removal. In addition, the Board of Directors appointed Mr. Schifter to serve as a member of the Compensation Committee and the Investment Committee of the Board of Directors.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 18, 2004


                                            By: /s/ John V. Del Col
                                                --------------------------------
                                            Name: John V. Del Col
                                            Title: General Counsel & Secretary